
                                              EXHIBIT 2
                                              ---------

                      IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
                      ----------------------------------------------------------------------------


                           Citigroup Global Markets Inc., a broker or dealer registered under
                                          Section 15 of the Act. (15 U.S.C. 780)

                       Smith Barney Fund Management LLC, an investment advisor in accordance with
                                              Section 240.13d -1(b)(1)(ii)(E)

                          Each of the undersigned hereby affirms the identification and Item 3
                                Classification of the subsidiary(s) which acquired the
                                       securities filed for in this Schedule 13G.



                    Date: February 11, 2004


                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ Joseph B. Wollard
                                              --------------------------------
                                              Name:  Joseph B. Wollard
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ Joseph B. Wollard
                                              --------------------------------
                                              Name:  Joseph B. Wollard
                                              Title: Assistant Secretary